UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2014

DC BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-054031
(State or other jurisdiction of incorporation)	(Commission File No.)

1685 S. Colorado Blvd, Unit S291

Denver, CO 80222
(Address of principal executive offices and Zip Code)

(720) 281-7143
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.00 – Material Event.

On November 19, 2014, DC Brands International, Inc., a Colorado corporation, (the “Registrant") and DC Brands Green Investors, LLC have ceased operations. Due to their inability to obtain financing all consulting operations, merger negotiation and joint venture discussions have ended. Robert Armstrong has resigned from his position as CEO, CFO and sole board member

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DC BRANDS INTERNATIONAL, INC.

Date: November 19, 2014	By:	/s/ Robert H. Armstrong
Robert H. Armstrong
Chief Financial Officer

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